SECURITIES AND EXCHANGE COMMISSION

                         Washington, D. C. 20549



                                 Form 8-K



                              CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                    THE SECURITIES EXCHANGE ACT OF 1934


                  Date of Report:  August 16, 1994





                          BLACK HILLS CORPORATION



State of South Dakota       File Number 1-7978       IRS Number 46-0111677





                               625 Ninth Street
                        Rapid City, South Dakota  57709



                 Registrant's telephone number (605) 348-1700

Item 5.     Other Events

     The Registrant announced that its coal mining subsidiary, Wyodak Resources Development Corp., has announced the formation of a subsidiary, WYGEN, Inc., a Wyoming corporation.
     WYGEN, Inc. is an exempt wholesale generator (EWG) as authorized by the Energy Policy Act of 1992 and will engage exclusively in the business of owning or operating, or both owning and operating eligible electric generating facilities and selling electric energy at wholesale.
     To successfully construct and operate an EWG project, long-term electric power sale contracts are required to obtain the necessary nonrecourse financing. WYGEN, Inc. has not obtained any long-term power sale contracts but, in order to be in a position to timely compete for such sales, has determined to obtain an air quality permit to construct the WYGEN Plant, an 80 MW mine-mouth, coal-fired electric generating plant, to be constructed next to Neil Simpson Unit #2, an identical plant being constructed by the Registrant near Gillette, Wyoming.
     Construction of the WYGEN Plant will not commence and WYGEN, Inc. will not incur substantial costs until and unless long-term power sale contracts are obtained, justifying the construction.
     Attached is the news release of the Registrant and is made a part hereof by express reference.


Item 7(c)  Exhibits

                     Exhibit 99 Black Hills Corporation News Release announcing the formation of a new subsidiary named WYGEN, an exempt wholesale generator.







     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BLACK HILLS CORPORATION



                                        By /s/DALE E. CLEMENT
                                           Dale E. Clement, Senior Vice
                                                President - Finance


Dated:  August 16, 1994